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                                                                      EXHIBIT 11

                   MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES

                Statement Re: Computation Of Per Share Earnings
                     (In thousands, except per share data)


NOTE: Earnings per share presented in the first table is in accordance with Regulation S-K, Item 601(b)(11), while earnings per share on the Company's consolidated statements of earnings presented in the second table is in accordance with FAS No. 128. Dilutive potential common shares outstanding for the fourth quarter of 1995 (1,368 potential shares) are excluded from the diluted earnings per share computation on the Company's consolidated statement of earnings for 1995 as the effect on loss per share for such quarter would have been antidilutive. All share and per share amounts reflect a 3-for-2 stock split.

                                                                                              Years Ended December 31,
                                                                                    -------------------------------------------
                                                                                      1997             1996              1995
                                                                                    --------         --------          --------
Regulation S-K:

Net earnings....................................................................    $ 68,030           49,050             6,412
                                                                                    ========         ========          ========
Weighted-average common and dilutive potential common shares outstanding:

   Weighted-average common shares outstanding...................................      51,912           51,260            49,185

   Add weighted-average dilutive optential common shares - options to purchase
    common shares, net..........................................................         491              589             1,592
                                                                                    --------         --------          --------
Weighted-average common and dilutive potential common shares outstanding........      52,403           51,849            50,777
                                                                                    ========         ========          ========
Basic earnings per share........................................................    $   1.31             0.96              0.13
                                                                                    ========         ========          ========
Diluted earnings per share......................................................    $   1.30             0.95              0.13
                                                                                    ========         ========          ========
FAS No. 128 :

Net earnings....................................................................    $ 68,030           49,050             6,412
                                                                                    ========         ========          ========
Weighted-average common and dilutive potential common shares outstanding:

   Weighted-average common shares outstanding...................................      51,912           51,260            49,185

   Add weighted-average dilutive potential common shares - options to purchase
    common shares, net..........................................................         491              589             1,250
                                                                                    --------         --------         ---------
Weighted-average common and dilutive potential common shares outstanding........      52,403           51,849            50,435
                                                                                    ========         ========          ========
Basic earnings per share........................................................    $   1.31             0.96              0.13
                                                                                    ========         ========          ========
Diluted earnings per share......................................................    $   1.30             0.95              0.13
                                                                                    ========         ========          ========
